UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Canal, Suite 1500 Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

312-517-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

This Current Report amends the Current Report on Form 8-K filed on November 17, 2017 (the “Original Filing”). Other than as set forth below, no other disclosure furnished with the Original Filing is amended by this Current Report.

On November 17, 2017, Gogo Inc. (the “Company”) furnished an investor presentation as Exhibit 99.1 to the Original Filing (the “November Presentation”). The Company is furnishing the updated investor presentation set forth in Exhibit 99.1 to this Current Report to correct the calculation of Unlevered free cash flow before Cash CapEx as disclosed in slides 120 and 129 of the November Presentation as the calculation (i) did not exclude airborne equipment proceeds received from airlines from Net cash provided by (used in) operating activities and (ii) incorrectly adjusted for non-cash items related to the amortization of deferred financing costs and accretion and amortization of debt discount and premium.

Unlevered free cash flow before Cash CapEx is a Non-GAAP measure and is not a metric presented in the Company’s financial statements. The corrections to the November Presentation noted above do not affect the Company’s historical financial statements, which are prepared in accordance with accounting principles generally accepted in the United States.

The attached investor presentation hereby updates, supersedes and replaces the November Presentation in its entirety, as well as any other related Company disclosure or communication.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Updated Investor Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

	By:	/s/ Barry Rowan
Barry Rowan
Executive Vice President and Chief Financial Officer

Date: December 11, 2017